Exhibit 99.1

News Release From Nuance Communications

FOR IMMEDIATE RELEASE
Contacts:

For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press and Investors Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Nuance Announces Third Quarter Fiscal 2012 Results

Strength in Mobile & Consumer Segment Delivers Growth in Revenue and Operating Cash Flow

BURLINGTON, Mass., August 7, 2012 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its third quarter of fiscal 2012, ended June 30, 2012.

Nuance reported GAAP revenue of $431.7 million in the third quarter of fiscal 2012, a 31.3% increase over GAAP revenue of $328.9 million in the third quarter of fiscal 2011. Nuance reported non-GAAP revenue of $448.2 million, which includes $16.5 million in revenue lost to accounting treatment in conjunction with acquisitions. Third quarter fiscal 2012 non-GAAP revenue grew 29.9% over non-GAAP revenue of $345.1 million in the same quarter last year.

In the third quarter of fiscal 2012, Nuance recognized GAAP net income of $79.3 million, or $0.25 per diluted share, compared with GAAP net income of $41.6 million, or $0.13 per diluted share, in the third quarter of fiscal 2011. In the third quarter of fiscal 2012, Nuance reported non-GAAP net income of $143.7 million, or $0.45 per diluted share, compared to non-GAAP net income of $111.2 million, or $0.35 per diluted share, in the third quarter of fiscal 2011. Nuance’s third quarter fiscal 2012 non-GAAP operating margin was 36.1%, up from 35.4% in the third quarter of fiscal 2011. Nuance reported cash flow from operations of $141.5 million in the third quarter of fiscal 2012, a 41.4% increase over $100.1 million in the third quarter of fiscal 2011. Nuance ended the third quarter of fiscal 2012 with a balance of cash and cash equivalents of $539.6 million.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

“Nuance delivered 30% year-over-year revenue growth and 41% year-over-year operating cash flow growth,” said Tom Beaudoin, Nuance executive vice president and CFO. “We were pleased to see a strong performance in our Mobile & Consumer business, led by mobile phones, automobiles, televisions and other consumer electronics, as well as continued momentum in our Healthcare business. Across our markets, our ability to deliver voice and natural language systems that understand user intent, create conversational outcomes, and deliver answers to complex questions is driving design wins and unprecedented customer interest.”

In the third quarter of fiscal 2012, Nuance delivered 30% non-GAAP revenue growth, 29% non-GAAP net income growth and 41% operating cash flow growth, compared to the third quarter of fiscal 2011. Revenue growth was strongest in our Mobile & Consumer, Healthcare and Imaging markets, representing 42.2%, 32.4% and 32.7%, respectively. Revenue growth was broad based across revenue types. Mobile & Consumer revenue growth was driven by increased license revenue for mobile phones, automobiles, televisions and other consumer electronics, fees for access to cloud-based mobile services and professional services to support development of custom, next generation mobile applications, all of which offset lower Dragon revenue in advance of the July 2012 launch of Dragon NaturallySpeaking 12. Healthcare revenue growth was driven by the acquisition of Transcend as well as organically increased volume in Nuance’s on-demand business. Enterprise revenue growth was driven by increased on-premise license revenue from our acquisition of Loquendo, as well as professional services. Imaging revenue growth was driven by our acquisition of Equitrac as well as growth in embedded MFP solutions.

Across Nuance’s markets, customer interest in voice applications is increasing rapidly, resulting in solid on-demand bookings in the quarter. In particular, recently released virtual assistant capabilities resulted in handset, television and automobile bookings and design wins, including several contracts with telephone, automobile, television and consumer electronics OEMs. In addition, next-generation conversational and natural-language applications are driving demand and accelerated bookings for Nuance’s Healthcare and Enterprise businesses. On-demand bookings, led by Nuance’s Healthcare and Mobile & Consumer businesses, as well as the acquisition of Transcend, enabled 43% growth in the estimated 3-year value of on-demand contracts compared to the third quarter of fiscal 2011.

Highlights from the quarter include:

•

Healthcare – For Nuance’s healthcare solutions, third quarter non-GAAP revenue was $184.5 million, up 32.4%, as reported, from the same quarter last year. During the third quarter, new bookings included large eScription, Dragon Medical and radiology contracts. Key healthcare customers included Adventist West, Alberta Health System, Allscripts, Baycare, Cerner, HCA Richmond, Maine Medical, Sharp Healthcare, Trinity Hospital, UMC, University Physicians and Healthcare and Vanguard Health System.

•

Mobile & Consumer – For Nuance’s mobile and consumer solutions, third quarter non-GAAP revenue was $132.4 million, up 42.2%, as reported, from the same quarter last year. Key mobile customers, new bookings or design wins in the quarter included Chrysler, Diebold, DirecTV, German Ministry of Justice, HTC, Huawei, Kyocera, LG, Mazda, Motorola, Nintendo, Nissan, Nokia, Renault, Samsung, Sharp, SOMC, Sprint, Telstra, TISA, Toyota, TPV, Volkswagen and ZTE.

•

Enterprise – For Nuance’s enterprise solutions, third quarter non-GAAP revenue was $74.5 million, up 6.6%, as reported, from the same quarter last year. Key enterprise customers in the quarter included Banco Santander, Barclays, BT, Bynet, Comcast, Delta Airlines, Israel Prisons, Medical Mutual, New York City 311, OnStar, ScotiaBank, Telecomm Italia and Union Bank.

•

Imaging – For Nuance’s document imaging solutions, third quarter non-GAAP revenue was $56.8 million, up 32.7%, as reported, from the same quarter last year. Nuance achieved key third quarter bookings and design wins with Brother, Canon, CSPL, HP, Ricoh and Xerox.

Conference Call and Prepared Remarks

Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

As previously scheduled, the conference call will begin today, August 7, 2012 at 8:30 am EDT and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (877) 209-9922 or (612) 332-0802 at least five minutes prior to the call and referencing code 254531. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 254531.

About Nuance Communications, Inc

Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements

Statements in this document regarding continued growth in fiscal 2012 and Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2011 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.

Discussion of Non-GAAP Financial Measures

Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets.

We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2012 and 2011, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.

The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Equitrac, Swype and eCopy for the three months ended June 30, 2012, and primarily from Equitrac, Loquendo, and eCopy for the nine months ended June 30, 2012, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.

In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.

The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.

In order to gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, Nuance has entered into three IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, Nuance will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, Nuance considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding these expenses. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of these collaboration agreements and have incentives based on those results.

Non-Cash Expenses.

The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.

The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash, and gains or losses on non-controlling strategic equity interests.

The Company believes that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Financial Tables Follow

Nuance Communications, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Product and licensing	$190,299	$152,745	$531,499	$428,181
Professional services and hosting	181,940	125,347	477,057	377,078
Maintenance and support	59,505	50,817	174,172	146,441

Total revenues	431,744	328,909	1,182,728	951,700

Cost of revenues:
Product and licensing	16,669	15,820	53,124	47,950
Professional services and hosting	115,205	83,301	302,580	248,003
Maintenance and support	11,093	8,836	33,006	26,645
Amortization of intangible assets	14,933	13,087	44,734	40,541

Total cost of revenues	157,900	121,044	433,444	363,139

Gross profit	273,844	207,865	749,284	588,561

Operating expenses:
Research and development	56,084	42,245	162,130	129,898
Sales and marketing	93,156	73,336	267,907	225,817
General and administrative	43,016	35,901	115,480	104,271
Amortization of intangible assets	25,917	20,972	71,025	65,221
Acquisition-related costs, net	16,775	8,595	46,372	13,910
Restructuring and other charges, net	1,402	864	6,802	5,343

Total operating expenses	236,350	181,913	669,716	544,460

Income from operations	37,494	25,952	79,568	44,101

Other expense, net	(6,129)	(7,721)	(35,915)	(15,736)

Income before income taxes	31,365	18,231	43,653	28,365

Benefit from income taxes	(47,899)	(23,390)	(45,841)	(14,982)

Net income	$79,264	$41,621	$89,494	$43,347

Net income per share:
Basic	$0.26	$0.14	$0.29	$0.14

Diluted	$0.25	$0.13	$0.28	$0.14

Weighted average common shares outstanding:
Basic	306,766	303,100	305,364	300,846

Diluted	320,559	317,802	321,752	314,791

Nuance Communications, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2012	September 30, 2011
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$539,555	$447,224
Restricted cash	—	6,799
Marketable securities	—	31,244
Accounts receivable, net	333,955	280,856
Prepaid expenses and other current assets	106,049	88,804

Total current assets	979,559	854,927

Land, building and equipment, net	112,039	78,218
Goodwill	2,811,122	2,347,880
Intangible assets, net	834,419	731,577
Other assets	80,435	82,691

Total assets	$4,817,574	$4,095,293

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$148,946	$6,905
Contingent and deferred acquisition payments	47,626	23,783
Accounts payable and accrued expenses	289,923	258,777
Deferred revenue	201,593	185,605

Total current liabilities	688,088	475,070

Long-term portion of debt and capital leases	1,260,988	853,020
Deferred revenue, net of current portion	102,402	90,382
Other liabilities	157,897	183,450

Total liabilities	2,209,375	1,601,922

Stockholders’ equity	2,608,199	2,493,371

Total liabilities and stockholders’ equity	$4,817,574	$4,095,293

Nuance Communications, Inc.

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$79,264	$41,621	$89,494	$43,347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,228	40,996	139,518	125,719
Stock-based compensation	45,608	33,788	116,416	109,505
Non-cash interest expense	8,724	3,155	24,788	9,524
Deferred tax benefit	(47,970)	(36,291)	(59,200)	(35,727)
Gain on non-controlling strategic equity interest	(13,726)	—	(13,726)	—
Other	2,100	3,559	3,512	4,259
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	968	(1,160)	(33,330)	(3,679)
Prepaid expenses and other assets	3,169	(5,899)	(980)	(17,095)
Accounts payable	6,651	(8,553)	22,492	(9,999)
Accrued expenses and other liabilities	14,698	21,085	11,735	(9,950)
Deferred revenue	(7,224)	7,758	30,824	43,603

Net cash provided by operating activities	141,490	100,059	331,543	259,507

Cash flows from investing activities:
Capital expenditures	(14,234)	(7,703)	(52,009)	(24,267)
Payments for business and technology acquisitions, net of cash acquired	(538,984)	(302,491)	(665,817)	(320,014)
Purchases of marketable securities and other investments	(5,156)	—	(5,156)	(10,776)
Proceeds from sales and maturities of marketable securities and other investments	10,252	—	31,011	6,650
Change in restricted cash balance	—	—	6,747	17,184

Net cash used in investing activities	(548,122)	(310,194)	(685,224)	(331,223)

Cash flows from financing activities:
Payments of debt and capital leases	(1,653)	(1,773)	(5,259)	(5,864)
Proceeds from issuance of convertible debt, net of issuance costs	(20)	—	676,297	—
Payments for repurchases of common stock	—	—	(199,997)	—
Proceeds from settlement of share-based derivatives, net	—	10,042	9,020	9,414
Payments of other long-term liabilities	(2,754)	(2,520)	(8,145)	(7,794)
Excess tax benefits on employee equity awards	(11,083)	4,200	(4,083)	8,220
Proceeds from issuance of common stock from employee stock plans	1,432	7,101	18,863	21,712
Cash used to net share settle employee equity awards	(2,986)	(3,601)	(39,125)	(30,027)

Net cash provided by (used in) financing activities	(17,064)	13,449	447,571	(4,339)

Effects of exchange rate changes on cash and cash equivalents	(3,489)	1,955	(1,559)	6,406

Net (decrease) increase in cash and cash equivalents	(427,185)	(194,731)	92,331	(69,649)
Cash and cash equivalents at beginning of period	966,740	641,712	447,224	516,630

Cash and cash equivalents at end of period	$539,555	$446,981	$539,555	$446,981

Nuance Communications, Inc.

Supplemental Financial Information - GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

Unaudited

	Three months ended		Nine months ended
	June 30		June 30
	2012	2011	2012	2011
GAAP revenue	$431,744	$328,909	$1,182,728	$951,700
Acquisition-related revenue adjustments: product and licensing	13,521	9,562	56,436	31,821
Acquisition-related revenue adjustments: professional services and hosting	1,111	5,197	3,089	7,585
Acquisition-related revenue adjustments: maintenance and support	1,831	1,463	5,724	3,297

Non-GAAP revenue	$448,207	$345,131	$1,247,977	$994,403

GAAP cost of revenue	$157,900	$121,044	$433,444	$363,139
Cost of revenue from amortization of intangible assets	(14,933)	(13,087)	(44,734)	(40,541)
Cost of revenue adjustments: product and licensing (1,2)	1,785	2,038	6,133	6,807
Cost of revenue adjustments: professional services and hosting (1,2)	(6,652)	(5,197)	(17,163)	(19,564)
Cost of revenue adjustments: maintenance and support (1,2)	(321)	(518)	(626)	(1,545)

Non-GAAP cost of revenue	$137,779	$104,280	$377,054	$308,296

GAAP gross profit	$273,844	$207,865	$749,284	$588,561
Gross profit adjustments	36,584	32,986	121,639	97,546

Non-GAAP gross profit	$310,428	$240,851	$870,923	$686,107

GAAP income from operations	$37,494	$25,952	$79,568	$44,101
Gross profit adjustments	36,584	32,986	121,639	97,546
Research and development (1)	7,454	5,280	19,307	18,188
Sales and marketing (1)	13,887	10,341	36,094	32,748
General and administrative (1)	17,165	11,883	42,995	36,481
Amortization of intangible assets	25,917	20,972	71,025	65,221
Costs associated with IP collaboration agreements	5,250	5,250	15,750	14,500
Acquisition-related costs, net	16,775	8,595	46,372	13,910
Restructuring and other charges, net	1,402	864	6,802	5,343

Non-GAAP income from operations	$161,928	$122,123	$439,552	$328,038

GAAP provision for income taxes	$(47,899)	$(23,390)	$(45,841)	$(14,982)
Non-cash taxes	54,900	29,390	63,142	28,781

Non-GAAP provision for income taxes	$7,001	$6,000	$17,301	$13,799

GAAP net income	$79,264	$41,621	$89,494	$43,347
Acquisition-related adjustment - revenue (2)	16,463	16,222	65,249	42,703
Acquisition-related adjustment - cost of revenue (2)	(1,914)	(2,607)	(6,364)	(7,786)
Acquisition-related costs, net	16,775	8,595	46,372	13,910
Cost of revenue from amortization of intangible assets	14,933	13,087	44,734	40,541
Amortization of intangible assets	25,917	20,972	71,025	65,221
Non-cash stock-based compensation (1)	45,608	33,788	116,416	109,505
Non-cash interest expense, net	8,724	3,155	24,788	9,524
Non-cash income taxes	(54,900)	(29,390)	(63,142)	(28,781)
Costs associated with IP collaboration agreements	5,250	5,250	15,750	14,500
Change in fair value of share-based instruments	(112)	(395)	(6,350)	(10,844)
Gain on non-controlling strategic equity interest	(13,726)	—	(13,726)	—
Restructuring and other charges, net	1,402	864	6,802	5,343

Non-GAAP net income	$143,684	$111,162	$391,048	$297,183

Non-GAAP diluted net income per share	$0.45	$0.35	$1.22	$0.94

Diluted weighted average common shares outstanding	320,559	317,802	321,752	314,791

Nuance Communications, Inc.

Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued

(in thousands)

Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2012	2011	2012	2011
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$16	$2	$118	$29
Cost of professional services and hosting	6,765	5,764	17,276	20,514
Cost of maintenance and support	321	518	626	1,545
Research and development	7,454	5,280	19,307	18,188
Sales and marketing	13,887	10,341	36,094	32,748
General and administrative	17,165	11,883	42,995	36,481

Total	$45,608	$33,788	$116,416	$109,505

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$16,463	$16,222	$65,249	$42,703
Cost of product and licensing	(1,801)	(2,040)	(6,251)	(6,836)
Cost of professional services and hosting	(113)	(567)	(113)	(950)

Total	$14,549	$13,615	$58,885	$34,917

Nuance Communications, Inc.

Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued

(in millions)

Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Healthcare	2011	2011	2011	2011	2011	2012	2012	2012
GAAP Revenue	$117.4	$120.7	$135.4	$141.7	$515.2	$145.1	$149.7	$184.5
Adjustment	$0.4	$0.3	$3.9	$7.0	$11.6	$0.2	$0.2	$0.0

Non-GAAP Revenue	$117.8	$121.0	$139.3	$148.7	$526.8	$145.3	$149.9	$184.5

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Mobile & Consumer	2011	2011	2011	2011	2011	2012	2012	2012
GAAP Revenue	$86.1	$93.1	$91.6	$107.8	$378.7	$103.4	$110.3	$126.0
Adjustment	$1.6	$0.6	$1.5	$10.9	$14.6	$5.1	$4.8	$6.4

Non-GAAP Revenue	$87.7	$93.7	$93.1	$118.7	$393.3	$108.5	$115.1	$132.4

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Enterprise	2011	2011	2011	2011	2011	2012	2012	2012
GAAP Revenue	$71.1	$72.3	$68.5	$79.9	$291.8	$72.2	$79.6	$74.1
Adjustment	$1.4	$1.7	$1.4	$0.1	$4.6	$3.6	$11.8	$0.4

Non-GAAP Revenue	$72.5	$74.0	$69.9	$80.0	$296.4	$75.8	$91.4	$74.5

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Imaging	2011	2011	2011	2011	2011	2012	2012	2012
GAAP Revenue	$29.2	$32.9	$33.4	$37.6	$133.0	$39.9	$50.7	$47.1
Adjustment	$10.0	$10.4	$9.4	$14.6	$44.4	$12.5	$10.6	$9.7

Non-GAAP Revenue	$39.3	$43.3	$42.8	$52.1	$177.4	$52.4	$61.3	$56.8

Schedules may not add due to rounding.